SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005 (November 14, 2005)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Knight Capital Group, Inc.

Current Report on Form 8-K

Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Rule 10b5-1(c) of Regulation FD of the Exchange Act provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision “is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information.”

Pursuant to Rule 10b5-1(c), Robert M. Lazarowitz, a member of the Registrant’s Board of Directors, has informed the Registrant that an irrevocable family trust (the “Trust”), of which he is not a trustee, adopted a written plan agreement relating to future sales of a portion of Knight Capital Group, Inc. Class A Common Stock beneficially owned by him. The Trust is entering into the 10b5-1(c) plan in order to diversify its financial holdings in an orderly fashion over an extended period of time.

Item 9.01 Financial Statements and Exhibits.

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: November 15, 2005

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Associate Corporate Counsel and Assistant Secretary